AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into as of February 28, 2000, among Vizacom Inc., a Delaware corporation ("Buyer"), PWR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), PC Workstation Rentals, Inc. d/b/a PWR Systems, a New York corporation ("Seller"), and the stockholders of Seller set forth on Schedule A hereto (the "Seller Stockholders")

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the New York Business Corporation Law ("New York Law") Buyer and Seller will enter into a business combination transaction pursuant to which Seller will merge with and into Merger Sub (the "Merger").

     B. The Board of Directors of Buyer (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and fair to, and in the best interests of, Buyer and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of Seller (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of Seller.

     D. Buyer and Merger Sub, on the one hand, and Seller and the Seller Stockholders on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, premises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and New York Law, Seller shall be merged with and into Merger Sub, the separate corporate existence of Seller shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by (a) filing a Certificate of Merger (the "DL Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law and (b) filing a Certificate of Merger (the "NY Certificate of
Merger") executed by Seller and Merger Sub with the Secretary of State of the State of New York in accordance with the relevant provisions of New York Law (the time of such filings, or such later time as may be agreed in writing by the parties and specified in the Certificates of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificates of Merger. The closing of the Merger (the "Closing") shall take place at the offices of the attorneys for Buyer and Merger Sub, Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard - Suite 206, Mitchel Field, New York 11553, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "PWR Systems, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such bylaws.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve in such capacity until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve in such capacity at the pleasure of the Board of Directors of the Surviving Corporation and until their successors are duly appointed and qualified. The Board of Directors of the Surviving Corporation immediately following consummation of the Merger, and for the respective terms of the Employment Agreements between Buyer and Seller Stockholders, shall consist of five members, two of which shall be the Seller Stockholders and three of which shall be nominees of Buyer. In addition, immediately following the Effective Time, the Seller Stockholders shall serve in the offices of the Surviving Corporation designated in their respective Employment Agreements.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Seller or the holders of any of the following securities:

          (a) Conversion of Seller Capital Stock. Each share of common stock, no par value, of Seller (the "Seller Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive (i) $45,454.55 in immediately available funds (the "Cash Component"), (ii) 68,181.818 (the "Exchange Ratio") shares of common stock, par value $.001 per share, of Buyer ( "Buyer Common Stock"), and (iii) $22,727.27 in principal amount (the "Note Component") of a convertible note of Buyer ("Closing Note")in the form attached here to as Exhibit A-1, upon surrender of the certificate representing such share of Seller Capital Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10). The Closing Note shall be guaranteed ( "CN Guarantee") by Merger Sub in the form of CN Guaranty attached here to as Exhibit A-2


          (b) Cancellation of Buyer-Owned Stock. Each share of Seller Capital Stock held in the treasury of Seller or owned by Merger Sub, Buyer or any direct or indirect wholly-owned subsidiary of Seller or Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Capital Stock of Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible
into   Buyer   Common   Stock  or   Seller   Capital   Stock),
reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Capital Stock occurring on or after the date hereof and prior to the Effective Time.

          (e) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, but, in lieu thereof, each holder of shares of Seller Capital Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $3.00.

     1.7  Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Seller Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with New York Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Cash Component, the Note Component or Buyer Common Stock pursuant to
Section 1.6 or any contingent additional equity or cash consideration pursuant to Sections 1.12 or 1.13 (collectively, "Contingent Consideration").

          (b) Notwithstanding the foregoing, if any holder of shares of Seller Capital Stock who demands appraisal of such shares under New York Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such effective withdrawal, such holder's shares shall automatically be converted into and represent only the right to receive the Cash Component per share of Seller Capital Stock, the Note Component per share of Seller Capital Stock, Buyer Common Stock at the Exchange Ratio, and Contingent Consideration, if any, in each case without interest thereon, upon surrender of the certificate representing such shares.

          (c) Seller shall give Buyer (i) prompt notice of any written demands for appraisal of any shares of Seller Capital Stock, withdrawals of such demands, and any other instruments served pursuant to New York Law and received by Seller which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under New York Law. Seller shall not, except with the prior written consent of Buyer or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Seller Capital Stock or offer to settle or settle any such demands.

     1.8  Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, (i) each Seller Stockholder shall surrender to Buyer a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Seller Capital Stock; (ii) Buyer shall deliver to each such Seller Stockholder,
(A) a certificate representing the number of whole shares of Buyer Common Stock pursuant to Section 1.6(a), (B) payment in lieu of fractional shares pursuant to
Section 1.6(e), (C) any dividends or distributions payable pursuant to Section 1.8(b), (D) the Cash Component for each share of Seller Capital Stock pursuant to Section 1.6(a), and (E) a Closing Note in the Note

Component  for  each  share  of  Seller  Capital  Stock   pursuant   to  Section
1.6(a); and (iii) each Certificate surrendered pursuant to clause (i) hereof shall be canceled.

          (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate.

          (c) Transfers of Ownership. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

          (d) No  Liability.  Notwithstanding  anything to the  contrary in this
Section 1.8, neither the Buyer, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Buyer Common Stock or Seller Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in Seller Capital Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(b)) together with the Cash Component for each share of Seller Capital Stock paid and the Closing Note in the Note Component for each share of Seller Capital Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, together with an agreement of indemnity, such whole number of shares of Buyer Common Stock into which the shares of Seller Capital Stock evidenced thereby shall have been converted, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(b) together with the Cash Component for each share of Seller Capital Stock and the Closing Note in the Note Component for each share of Seller Capital Stock; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12 Contingent Additional Equity Consideration. In the event that the closing price of Buyer Common Stock, as reported by NASDAQ (or such other securities market which is the principal trading market for the shares of Buyer Common Stock), for any thirty (30) consecutive trading day period (the "30-Day Period") within 365 days after the Closing Date is below $1.00 per share (subject to adjustment to reflect any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into Buyer Common Stock, reorganization, recapitalization or other like change with respect to Buyer Common Stock occurring on or after the date hereof ("Adjustment"), then Buyer shall issue to the Seller Stockholders, within twenty
(20) days after the last day of the 30-Day Period (except as provided below), a number of shares of Buyer Common Stock equal to (a) the quotient of $2,000,000 divided by the average closing price per share of Buyer Common Stock for each day during the 30-Day Period (the "Average Price"), minus (b) the number of shares of Buyer Common Stock (subject to Adjustment) issued to the Seller Stockholders at the Closing. Notwithstanding the foregoing, Buyer, shall only be obligated to issue shares of Buyer Common Stock pursuant to this Section 1.12 in the aggregate up to the number of shares of Buyer Common Stock (less one share) which equals 20% of the number of shares of Buyer Common Stock issued and outstanding on the date of the initial issuance of shares of Buyer Common Stock pursuant to this Section 1.12. With respect to the number of shares ("Excess Shares") of Buyer Common Stock, if any, in excess of such 20% (less one share) issuable pursuant to this Section 1.12 , together with any other issuances of Buyer Common Stock pursuant to this Agreement, Buyer may elect to (i) make a cash payment to the Seller Stockholders (in proportion to their holdings) within thirty (30) days after expiration of the 30-Day Period calculated by multiplying the number of Excess Shares times the Average Price or (ii) issue the Excess Shares within ten (10) days after obtaining stockholder approval for such issuance; provided, that in connection therewith Buyer shall file a proxy statement with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), to solicit the consent of the requisite percentage of Buyer's stockholders to such issuance if then required by the rules and regulations of NASDAQ (or such other securities market which is the principal trading market for the shares of the Buyer Common Stock) or otherwise; provided, further, that if such consent is not obtained within six months after the last day of the 30-Day Period, Buyer shall be obligated to pay cash for the Excess Shares, with interest thereon calculated at the rate of 8% per annum commencing on the last day of the 30-Day Period, as determined above, within ten (10) business days after expiration of such six month-period. The provisions of this Section 1.12 shall survive the Closing Date.

     1.13 Adjustable Additional Cash Consideration.

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

               (a) Buyer shall pay to the Seller Stockholders, in equal proportions, additional cash compensation in the aggregate amount of up to $1,050,000 (the "APEO") payable in three equal annual payments (the "APEO Payments") of up to an aggregate of $350,000, without interest and subject to adjustment as provided below, no later than five business days after determination as provided in paragraph 1.13(f) below after the end of each of the fiscal years of the Surviving Corporation ending December 31, 2000 subject to Section 1.13 (b), December 31, 2001 and December 31, 2002. The annual APEO Payments of $350,000 with respect to each fiscal year shall be payable in full only if the Operating Profit (as defined below) of the Base Business (as defined below) of the Surviving Corporation, for such fiscal year equals or exceeds the amount specified in Column C of the table below for the applicable year.

 If for any such fiscal year the Operating Profit of the Base Business of the Surviving Corporation is less than the amounts specified in Column C, then the APEO Payment with respect to such fiscal year shall be reduced to the amount of $175,000 or $262,500, provided the Operating Profit for such fiscal year equals or exceeds the amount specified, respectively, in Column A or Column B below.

Amount of APEO Payments for Fiscal Years Ending December 31, 2000, 2001 and 2002


                    Column A           Column B              Column C
Amount of APEO      $175,000           $262,500              $350,000
Payment:
Operating Profit
2000                $   702,000        $   756,000           $    810,000
2001                $   912,600        $ 1,058,400           $  1,215,000
2002                $ 1,186,380        $ 1,481,760           $  1,822,500


               No APEO Payment shall be due for any fiscal year with respect to which the Operating Profit is less than the respective amount set forth in Column A above.

               (b) Notwithstanding Section 1.13(a), if for any fiscal year the APEO Payment of $350,000 was not paid in full, if the aggregate Operating Profit on a cumulative basis for the three fiscal years ended December 31, 2000, 2001 and 2002 equals or exceeds the sum of $3,847,500 then Buyer shall pay to the Seller Stockholders shall be entitled to a cumulative APEO Payment in the amount of $1,050,000 minus the aggregate amount of the APEO Payments paid prior thereto; provided, however the aggregate amount of all APEO Payments (annual and cumulative) shall not exceed $1,050,000.

               (c) For purposes of this Section 1.13:

                   (i) "Base Business" shall mean the business conducted by the Surviving Corporation, including any company, entity or other business acquired by or merged or combined with Surviving Corporation after the Closing;

                    (ii) "Operating Profit" shall mean the earnings of the Base
                         Business, exclusive of income taxex, interest, depreciation and amortization and exclusive of any corporate overhead charges, or other intercompany overhead allocations, allocated to the Base
                         Business by Buyer, as computed in accordance with generally accepted accounting principles in the United States consistently applied with the accounting principles of the Company ("GAAP"). In the event that any company, entity or business is acquired by or merged or combined with Surviving Corporation at any time during the years ending December 31, 2000, 2001 or 2002, the amount of Operating Profit, determined for a fiscal year during or after such acquisition, merger or combination, shall be reduced by multiplying Operating Profit by a fraction the numerator of which shall be the Operating Profit of Surviving Corporation (or Seller, if applicable) for the fiscal year immediately preceding such event, and the denominator of which shall be an amount equal to the sum of the numerator and the operating profit (computed on the same basis as is set forth in paragraph (b) above), if any, for any such company, entity or business that is acquired by or merged or combined with Surviving Corporation, such reduction being prorated to reflect an acquisition, merger or combination during the fiscal year for which Operating Profit is determined.


               (d) Buyer, in its sole discretion, may determine:

                     (i) to merge Surviving Corporation into Buyer or another
                         subsidiary of Buyer, to acquire the stock or assets or any other businesses or to otherwise enter new businesses or to consolidate operations with Buyer or other subsidiaries of Buyer in common facilities, or

                    (ii) to terminate or sell the Base Business or any other
                         business of Surviving Corporation.

               (e) The Surviving Corporation shall maintain separate accounting records for the Base Business sufficient to compute the APEO Payments set forth above.

               (f) Buyer shall furnish to the Seller Stockholders a copy of the financial statements of the Base Business not later than one hundred twenty (120) days after the end of each fiscal year of the Surviving Corporation ending December 31, 2000, 2001 and 2002, together with a notice containing the computation of the APEO Payments set forth above (the "APEO Notice"). If either Seller Stockholder does not agree in good faith with the calculation of the APEO Payments set forth in the APEO Notice, such Seller Stockholder shall deliver a notice (the "Notice of Dispute") to Buyer setting forth in detail the nature and extent of such disagreement within thirty (30) days after the date of the APEO Notice. If Surviving Corporation and such Seller Stockholder fail to agree with respect thereto within thirty (30) days after receipt by Buyer of the Notice of Dispute, the dispute shall be referred to a nationally recognized firm of independent certified public accountants to be designated by the Buyer (which shall not be Buyer's regular certified public accountants), subject to being reasonably acceptable to such Seller Stockholder (the "Independent Accountants"), for resolution within thirty (30) days after the referral of such dispute to the Independent Accountants. Each of Buyer and such Seller Stockholder shall bear their own expenses with respect to any such dispute, and each of Buyer and such Seller Stockholder shall bear one-half of the expenses of the Independent Accountants in connection therewith.

               (g) The APEO Payments in the respective amounts due shall be paid by Buyer in full within thirty (30) days after the latter of (i) receipt by the Seller Stockholders of the APEO Notice or (ii) final resolution by the Independent Accountants, if applicable. The APEO Payments shall be guaranteed (the "APEO Guaranty") by the Surviving Corporation in the form of the APEO Guaranty attached hereto as Exhibit B.

               (h) The obligation of Buyer to make payments pursuant to this
Section 1.13 is subject to Buyer's right of offset set forth in Section 9.3 of this Agreement.

                    (i) The  provisions  of this  Section  1.13  shall
                        survive the Closing.

     1.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Merger Sub, the officers and directors of Seller and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                           AND THE SELLER STOCKHOLDERS

     Seller and each Seller Stockholder hereby jointly and severally represent and warrant to Buyer and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedules supplied by Seller and the Seller Stockholders to Buyer, as follows:

     2.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power

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

to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Seller. Seller has no subsidiaries and Seller does not own any equity interest in any entity. Seller has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Seller, as amended to date, to counsel for Buyer. Except as set forth in Schedule 2.1 hereto, Seller does not own, of record or beneficially, any direct or indirect equity or other interest in any entity or any right (contingent or otherwise) to acquire any equity interest in any business or entity. When used in connection with Seller, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Seller.

     2.2 Seller Capital Structure. The authorized capital stock of Seller consists of 200 shares of common stock, no par value, of Seller (constituting the Seller Capital Stock), of which there were twenty-two (22) shares issued and outstanding as of the date of this Agreement. Except as set forth in Schedule
2.2 hereto, all outstanding shares of Seller Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Seller or any agreement or document to which Seller is a party or by which it is bound. Except as set forth in Schedule 2.2 hereto, Seller has no stock option plans ("Seller Stock Option Plans"), no options to purchase shares of Seller Capital Stock and has not reserved any shares of Seller Capital Stock, for issuance to employees, consultants and non-employee directors pursuant to any Seller Stock Option Plans.

     2.3 Obligations With Respect to Seller Capital Stock. Except as set forth in Schedule 2.3, there are no equity securities of any class of Seller, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Schedule 2.3 hereto, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Seller or obligating Seller to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Schedule
2.3 hereto, there are no registration rights, voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Seller.

     2.4  Authority.

          (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of this Agreement by the Seller Stockholders and the filing of the DL Certificate of Merger pursuant to Delaware Law and the NY Certificate of Merger pursuant to New York Law.

This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and, if applicable, Merger Sub, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles. Except as set forth in
Schedule 2.4(a), the execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Seller, (ii) subject to obtaining the approval of the Seller Stockholders of the Merger as contemplated in Section 5.15 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seller or by which its any of its properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or impair Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or its or any of its properties are bound or affected. Schedule 2.4(a) lists all material consents, waivers and approvals under any of Seller's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) Except as set forth in Schedule 2.4(b), no consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the DL Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the NY Certificate of Merger with the Secretary of State of New York, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Seller or Buyer or have a material adverse effect on the ability of the parties to consummate the Merger.

2.5 Seller Financial Statements.

          Each of the consolidated financial statements of Seller consisting of the (a) financial statements for the year ended December 31, 1998, audited by Deloitte & Touche, LLP, and (b) unaudited financial statements for the nine month period ended September 30, 1999, including, in each case, any related notes thereto, delivered by Seller to Buyer (the "Seller Financials"), including any financial statements of Seller prepared after the date hereof and prior to the Closing, was and shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Seller as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements as included in the Seller Financials were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount. The unaudited balance sheet of Seller as of September 30, 1999 is hereinafter referred to as the "Seller Balance Sheet." Except as set forth in Schedule 2.5, and except as disclosed in the Seller Financials, Seller does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seller, except liabilities (i) provided for in the Seller Balance Sheet or (ii) incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices and consistent with its growth.

     2.6 Absence of Certain Changes or Events.

          (a) Except as set forth in Schedule 2.6, since September 30, 1999, Seller has carried on its businesses in the ordinary course and in all material respects consistent with past practice and consistent with its growth, and except as set forth in the Schedule 2.6, since September 30, 1999, Seller has not:

                  (i) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

                  (ii) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, to the extent that the same exceeds $15,000 individually or $50,000 in the aggregate;

                  (iii) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

                  (iv) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

                  (v) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

                  (vi)   experienced any material adverse change in its
                         financial condition,  results  of   operations,  cash
                         flows, assets, liabilities, business or operations;

                  (vii) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

                  (viii) issued any additional shares of capital stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of its capital stock;

                  (ix) declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of its capital stock;

                  (x) repurchased or redeemed any shares of its capital stock;

                  (xi) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of its employees or agents, except as required under existing contractual obligations of Seller, or adopted any Benefit Plan (as that term is hereinafter defined), or increased, augmented or improved the benefits granted to or for the benefit of any Employee (as that term is hereinafter defined) under any Benefit Plan; or

                  (xii)  entered into any agreement to do any of the foregoing.

     2.7 Taxes.

          (a) Except as set forth in Schedule 2.7(a), the representations and warranties set forth in Section 2.7(a) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. All the returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to Seller on or before the date hereof or which will be required to be filed on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to Seller which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by Seller with the exception of those taxes for which Seller has established adequate reserves. There are no actions or proceedings currently pending or, to the best knowledge of Seller and each Seller Stockholder, threatened against Seller by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of Seller and each Seller Stockholder, threatened against Seller, and there are no matters under discussion by Seller with any governmental authority regarding claims for the assessment or collection of Taxes against Seller. There are no agreements, waivers or applications by Seller for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Seller (other than any lien for current Taxes not yet due and payable). No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction.

Seller is not a party to any Tax allocation or sharing agreement. Seller is not and has never been a member of an affiliated group of corporations filing a consolidated U.S. income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

          (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, Federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing).

          (c) Seller has not, with regard to any assets or property held, acquired or to be acquired by Seller, filed a consent to the application of
Section 341(f) of the Code.

          (d) Seller does not conduct any operations or sales which have been or are required to be reported to the Internal Revenue Service (the "IRS") under the provisions of Section 999 of the Code.

     2.8  Intellectual Property.

          (a) Except as set forth in Schedule 2.8(a), to the best knowledge of Seller and each Seller Stockholder, Seller owns, or has the right to use, sell or license all patents, trademarks, trade names, service marks and copyrights and other intellectual property necessary or required for the conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Seller IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Seller. Schedule 2.8(a) sets forth (i) a complete and correct list of all the Seller IP Rights, except any license generally available to the public and acquired by Seller at a cost of less than $10,000, and indicates which of the scheduled Seller IP Rights are owned by the Company and (ii) indicates with respect to each patent, trademark, trade name, service mark and copyright any application for registration or other filing by the Company with any governmental authority.

          (b) Except as set forth in Schedule 2.8(b), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Rights (the "Seller IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller IP Rights or impair the right of Seller, the Surviving

Corporation or Buyer to use, sell or license any Seller IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Seller.

          (c) Except as set forth in Schedule 2.8(c), to the best knowledge of Seller and each Seller Stockholder, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Seller violates any license or agreement between Seller and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the best knowledge of Seller and each Seller Stockholder, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Rights, nor has Seller received any written notice asserting that any Seller IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Seller.

          (d) Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights.

     2.9 Compliance; Permits; Restrictions.

          (a) Except as set forth in Schedule 2.9(a), Seller is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or any of its properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Seller. No investigation or review by any governmental or regulatory body or authority is pending or, to the best knowledge of Seller and each Seller Stockholder, threatened against Seller, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Seller.

          (b) Except as set forth in Schedule 2.9(b), Seller holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Seller (collectively, the "Seller Permits"). Seller is in compliance with the terms of Seller Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Seller.

     2.10 Litigation. Except as set forth in Schedule 2.10, there is no action, suit, proceeding, claim, arbitration or investigation pending or to the best knowledge of Seller and each Seller Stockholder, any threat of an action, suit, proceeding, claim, arbitration or investigation against Seller, which could have a Material Adverse Effect on Seller, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11 Brokers' and Finders' Fees. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby except with respect to Emerging Technology Ventures, Inc., with respect to which Seller hereby agrees to indemnify and hold harmless Buyer.

     2.12. Employees; Employee Benefits.

          (a) Schedule 2.12(a) sets forth the names of all employees of Seller as of the date of this Agreement (the "Employees") and, with respect to each Employee, such Employee's job title and the date of commencement of employment of such Employee. Seller has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its Employees and any of its Former Employees (as defined below), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Seller does not currently offer, and has never offered, retiree health and insurance benefits to Employees and Former Employees, and Seller has no liabilities (contingent or otherwise) with respect thereto. Except as set forth in the Schedule 2.12(a), there are no outstanding loans from Seller to any of its affiliates. Complete and correct copies of all material written agreements with or concerning Employees, including, without limitation, union and collective bargaining agreements, and all employment policies, and all amendments and supplements thereto, have been delivered to Buyer, and a list of all such agreements and policies is set forth in the Schedule 2.12(a) Except as set forth in Schedule 2.12(a), none of the Employees has, to the best knowledge of Seller and each Seller Stockholder, indicated a desire to terminate his or her employment other than at normal retirement age, or any intention to terminate his or her employment in connection with the transactions contemplated by this Agreement. Except as set forth in the Seller Schedules, since September 30, 1999, Seller has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

          (b) Except as set forth in Schedule 2.12(b), the representations and warranties set forth in this Section 2.12(b) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. Seller has complied at all times and in all material respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business. Seller has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family Medical Leave Act, the Fair Labor Standards Act, as amended, and all applicable laws, statutes and regulations governing payment of minimum wages and overtime rates, labor standards, working conditions, the withholding and payment of Taxes or any other kind of governmental charge from compensation, terms and conditions of employment, workplace safety, workers' compensation, disability pay, social benefits whether or not imposed by a governmental program, discriminatory practices, including, without limitation, with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to employees or potential employees (collectively, the "Employee Laws"), and there have been no claims made or, to the best knowledge of Seller and each Seller Stockholder, threatened thereunder against Seller arising out of or relating to or alleging any violation of any of the foregoing. To the best knowledge of Seller and each Seller Stockholder, Seller has complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), with respect to Employees, and Seller has complied with the paperwork provisions and anti-discrimination provisions of the INA and Seller has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. Seller is not currently employing any Employees who are not citizens of the United States and who are not authorized to work in the United States. There are no controversies, strikes, work stoppages, picketing, filed grievances, job actions, unfair labor practice charges, investigations, complaints, disputes or other proceedings pending or, to the best knowledge of Seller and each Seller Stockholders, threatened between Seller and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with Seller; neither Seller nor either of Seller Stockholders has any knowledge of any organizational effort by any labor union or other collective bargaining unit currently under way or threatened with respect to any Employees; no consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement; and Seller has not incurred any liability under the Worker Adjustment Retraining Notification Act ("WARN") or similar state and local laws.

          (c) Except for temporary clerical personnel, none of the Employees are "leased employees" within the meaning of Section 414(h) of the Code. Schedule
2.12 sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Employee, retiree or Former Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Seller for the benefit of or relating to any of the Employees or to any former employees of Seller (the "Former Employees") or their dependents, survivors or beneficiaries, whether or not legally binding, and for which Seller could reasonably have any liabilities, all of which are hereinafter referred to as the "Benefit Plans." None of Buyer, Merger Sub or Seller will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan of Seller solely as a result of the consummation of the transactions contemplated by this Agreement.

(d) Each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal income Tax under
Section 501(a) of the Code; a favorable determination letter has been issued by the IRS after January 1, 1994 with respect to each plan and trust and each amendment thereto; and since the date of such determination letter there are no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" relating to Employees or Former Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Benefit Plan that could subject Seller to any material Tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Benefit Plan, Seller has heretofore delivered to Buyer complete and correct copies of the following documents, where applicable: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

          (e) Except as set forth on Schedule 2.12, neither Seller nor any corporation or other trade or business under common control with Seller (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") maintains or contributes to or, in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code; no Benefit Plan of Seller or of any Common Control Entity is subject to Title IV of ERISA. No contingent or other liability with respect to which Seller has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to any Benefit Plan; and no assets of the Seller are subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on in the Schedule 2.12, all contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees or Former Employees prior to the date hereof have been made or have been accrued for in the books and records of Seller for all periods through the date hereof. Seller does not have any obligation to provide post-retirement medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by
Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law and Seller may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefor.

          (f) None of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect; none of the

Benefit Plans which are subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code and Seller is not subject to a lien under Section 412(n) of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the best knowledge of Seller and each Seller Stockholder, threatened involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of Seller and each Seller Stockholder, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been, to the best knowledge of Seller and each Seller Stockholder, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, or any other governmental agency with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

     2.13 [Intentionally omitted].

     2.14 Environmental Matters.

          (a) Hazardous Material. Except as set forth in Schedule 2.14(a), and except as would not have a Material Adverse Effect on Seller, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (each, a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by Seller as a result of the deliberate actions of Seller, and Seller has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. Except as set forth in Schedule 2.14(b), as would not have a Material Adverse Effect on Seller, Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Except as set forth in Schedule 2.14 (c). Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Seller Environmental Permits") necessary for the conduct of Seller's Hazardous Material Activities as currently conducted and other businesses of Seller as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Seller.

          (d) Environmental Liabilities. Except as set forth in Schedule 2.14(d), no material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best knowledge of Seller and each Seller Stockholder, threatened concerning any Seller Environmental Permit or any Hazardous Materials Activity of Seller. Seller is not aware of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental liability that would have a Material Adverse Effect on Seller.

     2.15 Major Customers. Except as set forth in Schedule 2.15, Seller has not received any written notice or other written communication, and neither of the Seller Stockholders has received any oral notice or other oral communication, from any material customer (a "material customer" for purposes of this Agreement is any customer accounting for five percent (5%) or more of the Seller's gross revenues during the twelve (12) month period prior to the date of this Agreement) of Seller terminating, or setting forth an intention to terminate in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and Seller and, to the best knowledge of Seller and each Seller Stockholder, there has not been any material adverse change in the business relationship of Seller with any such customer since September 30, 1999.

     2.16 Agreements, Contracts and Commitments. Except as set forth in Schedule 2.16, Seller is not a party to or bound by:

          (a)  any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment, except non-material oral agreements with employees (for purposes of this Agreement "non-material oral agreements" shall mean oral agreements that individually provide for salaries of less than $45,000 per annum) or consulting agreement, contract or commitment;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Seller and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to future capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j)  any joint marketing or development agreement;

          (k)  any   distribution   agreement   (identifying  any  that  contain
exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases and agreements relating to the purchase of computer hardware for inventory for a purchase price of up to an aggregate $100,000) which involve payment by Seller under any such agreement, contract or commitment of $25,000 or more in the aggregate.

     Seller or, to the best knowledge of Seller and each Seller Stockholder, any other party to a Seller Contract (as defined below), has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Seller is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Seller Contract") in such a manner as would permit any other party to cancel or terminate any such Seller Contract, or would permit any other party to seek damages.

     2.17 Change of Control Payments. Except as set forth in Schedule 2.17, there are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or other employees or directors of Seller as a result of or in connection with the Merger except as set forth in this Agreement or in any of the exhibits hereto.

     2.18.     Title to Properties and Related Matters.

          (a) Except as set forth in Schedule 2.18(a), Seller has good and marketable title to all its property and assets which it owns, including, without limitation, the properties and assets reflected in the Seller Financials or acquired after the date thereof (other than properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practice), free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictions, reservations, options, first refusal rights or encumbrances of any nature whatsoever (collectively, "Encumbrances").

          (b) Schedule 2.18(b) contains a complete and correct list and description of all real property leased by Seller (the "Leased Real Property"), in each case indicating the persons or entities from whom such property is being leased. Seller has good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property which it owns, as reflected in the Seller Financials, free of any Encumbrances, except for the Encumbrances listed in
Schedule 2.18(b) which are outstanding as of the date hereof, all of which shall be released on the Closing Date (but subject to the interests of landlords under any applicable leases), and none of such material assets is subject to any agreement, arrangement or understanding for their use by any person other than Seller. Except as set forth in Schedule 2.18(b), no work has been performed on or with respect to or in connection with any of the Leased Real Property that would cause such Leased Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens in excess of $50,000 individually or $100,000 in the aggregate. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Leased Real Property conform in all material respects with all Federal, state and local statutes and laws and, to the best knowledge of Seller and each Seller Stockholder, all ordinances, rules, regulations and similar governmental and regulatory requirements (except as set forth in the Schedule 2.18(b) hereto) and are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. Each such parcel of Leased Real Property, in view of the purposes for which it is currently used or for which it is proposed to be used pursuant to existing plans, conforms in all material respects with all covenants or restrictions of record and conforms in all material respects with all applicable building codes and zoning requirements, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each item of Leased Real Property; provided that, for purposes of this sentence, a "material" non-conformity shall be deemed to include, without limitation, any condition giving rise to liabilities, costs or expenses of $50,000 or more individually or $100,000 in the aggregate; and Seller and each Seller Stockholder are not aware of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. All existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Leased Real Property are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. The maintenance and operation of such items located in or about Leased Real Property is and has been conducted in compliance in all material respects with the terms and conditions of all leases to which Seller is a party and all material maintenance or repair projects (which, for purposes hereof, shall be deemed to include any one or more items requiring expenditures by Seller in excess of $50,000 for each item of Leased Real Property) required to be undertaken by Seller under the terms of such leases within the first year following the Closing Date have been disclosed in the Schedule 2.18(b). To the best knowledge of Seller and each Seller Stockholder, Seller has the benefit of all material easements, rights-of-way and similar rights necessary to conduct its businesses as presently conducted and to use the items of Leased Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect, any amounts due and payable thereon to date have been paid or have been fully accrued for in the books and records of Seller, as applicable, Seller is not nor, to the best knowledge of Seller and each Seller Stockholder, any other party thereto is in default thereunder, and there exists no event or condition affecting Seller, or, to the best knowledge of Seller and each Seller Stockholder, any other party thereto, which, with the passage of time or the giving of notice or both, would constitute a material default thereunder, which, for purposes hereof, shall be deemed to include, without limitation, any individual or series of defaults resulting in liabilities, costs or expenses of $50,000 or more individually or $100,000 in the aggregate. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement. Seller does not currently own any real property.

          (c) Except as set forth in Schedule 2.18(c), all items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by Seller as of the date hereof are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration its age and period of use, are physically located at or about Seller's place of business or where it otherwise conducts its business and are owned outright by Seller's or validly leased under one of the leases set forth in Schedule 2.18. No material items of such personal property are subject to any agreement, arrangement or understanding for its use by any person other than Seller. To the best knowledge of Seller and each Seller Stockholder, the maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in Schedule 2.18(c) or as disclosed in the Seller Financials, no item of tangible personal property owned or used by Seller is subject to any conditional sale agreement, installment sale agreement or title retention agreement or arrangement of any kind; as to each material item of personal property subject to any such agreement or arrangement, Schedule 2.18(c) sets forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

          (d) Schedule 2.18(d) sets forth a complete and correct list and summary description of all tangible personal property leases to which Seller is a party (either as landlord or tenant), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options, provided that, with respect to personal property leases, only those leases wherein the property leased has a fair market value exceeding $1,000 or the total annual rental payments exceed $5,000 ("Material Personal Property Leases") shall be required to be disclosed. Seller has made available to Buyer complete and correct copies of each lease (and any amendments thereto) listed in Schedule 2.18(d). Except as set forth in Schedule 2.18(d), (i) each such lease is in full force and effect;
(ii) all lease payments due to date on any such lease have been paid, and neither Seller nor, to the best knowledge of Seller and each Seller Stockholder, any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller, or to the best knowledge of Seller and each Seller Stockholder, any other party under such lease; (iii) there are no disputes or disagreements between Seller, on the one hand, and any other party, on the other hand, with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

     2.19. Computer Software.

          (a) Schedule 2.19(a) sets forth a complete and correct list of all computer systems and software (collectively, "Software"), except Software or a license for Software acquired by Seller at a cost of less than $10,000, which are used by Seller in the administration and/or financial accounting of its business. Except as set forth in the Schedule 2.19(a), Seller is the owner of all the Software and, to the best knowledge of Seller and each Seller Stockholder, the Software does not infringe any patent, copyright, trade secret, trademark service mark or any other right of any third party.

          (b) Except as set forth in Schedule 2.19(b), all of the Software which is not owned by Seller ("Non-Proprietary Software") material to the conduct of its business was commercially available at the time of its acquisition by Seller and was acquired by Seller though normal business channels and neither Seller nor any of its affiliates, agents or third-party consultants (but only with respect to services rendered to Seller) are in breach of any licensing arrangements (including, without limitation, payment of applicable user fees) with respect to any Non-Proprietary Software.

     2.20 Board Approval. The Board of Directors of Seller has, as of the date of this Agreement, approved the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

     2.21 Minute Books. The minute books of Seller made available to counsel for Buyer are the only minute books of Seller and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Seller.

     2.22 Material Suppliers; Inventories.

          (a) Except as set forth in Schedule 2.22(a), Seller purchases its supplies and materials from a number of suppliers, none of which represented in the nine (9) months ended September 30, 1999 more than seven percent (7%) of the purchases of Seller. None of such suppliers has given Seller any notice or other written communication terminating, suspending or materially reducing, or setting forth an intention to terminate, suspend or materially reduce in the future, or otherwise reflecting any change, occurrence or other event that has resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect in, the business relationship between such supplier and Seller and, to the best knowledge of Seller and each Seller Stockholder, there has not been any adverse change in the business relationship of Seller with any such supplier since September 30, 1999.

          (b) Except as set forth in Schedule 2.22(b), the inventory of materials used by the Seller in the conduct of its business (the "Inventory") is owned by it free and clear of any

Encumbrances, except for the Encumbrances listed in the Schedule 2.22(b) which are outstanding as of the date hereof, all of which shall be released on the Closing Date, except for liens held by (i) The Chase Manhattan Bank ("Chase") pursuant to the agreement between Chase and the Seller dated March 31, 1999 and (ii) Finova Capital Corporation ("Finova") and Microage Computer Centers, Inc. ("MCCI") pursuant to the inventory purchase and financing arrangements among Seller, Finova and MCCI, entered into in August 1998, and all of the Inventory is serviceable and in good condition, reasonable wear and tear excepted.

     2.23 Compliance with Applicable Law. Except as set forth in Schedule 2.23, Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect the respective businesses or operations of Seller, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect. No claims have been filed against Seller, and Seller has not received any notice, alleging any such violation, nor, to the best knowledge of Seller and each Seller Stockholder, is there any inquiry, investigation or proceeding relating thereto.

     2.24 Accounts Receivable. Schedule 2.24 sets forth all of Seller's accounts receivables. All accounts receivable of Seller (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (ii) are owned by Seller and as of the Closing Date shall be free and clear of any Encumbrances, except for the Encumbrances listed in the Schedule
2.24 which are outstanding as of the date hereof, all of which shall be released on the Closing Date; (iii) are accurately and fairly reflected on the Seller Financials or, with respect to accounts receivable of Seller created after the date thereof and through the Closing Date, are and will be accurately and fairly reflected in the books and records of Seller; and (iv) are collectable, subject to any allowance for doubtful accounts shown in the Seller Financials or the books and records of Seller, in full within 120 days of the Closing Date.

     2.25 Insurance. Schedule 2.25 contains a complete and correct list of all insurance policies carried by, or covering, Seller with respect to their businesses, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term, and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Seller believes that the policies of insurance identified in the
Schedule 2.25 adequately insure Seller.

     2.26 Bank Accounts; Powers of Attorney. Schedule 2.26 sets forth a complete and correct list showing: (a) all banks in which Seller maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller and a summary statement of the terms thereof.

     2.27 Transactions with Related Parties. Schedule 2.27 contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect or which occurred at any time after September 30, 1999 between Seller and any of the following (each, a "Related Party"): (i) each director and officer of Seller; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any such director or officer or their spouses (collectively, "near relatives"); (iii) any trust for the benefit of any such director or officer of Seller or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any such director or officer or any of their respective near relatives.

     2.28 Warranties. Except as set forth in Schedule 2.28, Seller has previously delivered to Buyer copies of all past and present standard and other express warranties extended by Seller with respect to the services now or in the past six years sold by Seller. Seller has not, and Seller and each Seller Stockholder knows of no basis for, any material liability as a result of claims against Seller based on services rendered by Seller on or prior to the date hereof, nor has Seller received any notices from any person threatening any such claim.

     2.29 Year 2000 Compliance. Except as set forth in Schedule 2.29, all functions, including, without limitation, date-reliant (which includes year-reliant) functions, of the Proprietary Software are capable of continuing to operate up to, during and after the year 2000. Neither the performance nor functionality of the Proprietary Software will be affected by any changes to the field configuration which contains the date information within any part of the Proprietary Software caused by the advent of the year 2000. The Proprietary Software will perform consistent with past performance and there shall be no faults in the processing of dates and date-dependent information or data including, without limitation, in calculations, comparisons and sequencing of information or data. For the purposes of this Section 2.29, the term "Proprietary Software" shall not be deemed to include automated components, automated devices, embedded equipment and other date sensitive equipment such as security systems, alarms, elevators, HVAC systems and monitoring equipment used by Seller.

     2.30 Disclosure. No representation or warranty by Seller or either of the Seller Stockholders contained in this Agreement (including, without limitation, in Schedules 2.1 through 2.29, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller or either of the Seller Stockholders to Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

                                  ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub, jointly and severally, represent and warrant to Seller and the Seller Stockholders, subject to the exceptions specifically disclosed in the disclosure schedules supplied by Buyer to Seller and the Seller Stockholders, as follows:

     3.1 Organization of Buyer. Buyer and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Buyer. Buyer has delivered to Seller a true and complete list of all of Buyer's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Buyer's equity interest therein. Merger Sub has no subsidiaries. Buyer and Merger Sub have each delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of each of them and similar governing instruments of Buyer's subsidiaries, each as amended to date, to counsel for Seller. When used in connection with Buyer, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Buyer and its subsidiaries taken as a whole.

     3.2 Buyer Capital Structure. The authorized capital stock of Buyer consists of 60,000,000 shares of common stock, par value $.001 per share, of Buyer (constituting Buyer Common Stock), of which there were 7,900,352 shares issued and outstanding as of the date of this Agreement; 60,520 shares of Class B Voting Preferred Stock, Series A, par value $.001 per share, of which no shares were issued or outstanding as of the date of this Agreement, and 1,939,480 shares of Serial Preferred Stock, par value $.001 per share, of which no shares were issued or outstanding as of the date of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which, as of the date of this Agreement, are issued and outstanding and are held by Buyer. All outstanding shares of the Buyer Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Buyer or any agreement or document to which Buyer is a party or by which it is bound. As of the date of this Agreement, Buyer had reserved an aggregate of (i) 4,891,314 shares of Buyer Common Stock, net of exercises, for issuance to employees and consultants pursuant to Buyer's1994 Long Term Incentive Plan (the "Buyer Stock Option Plan"), under which options are outstanding for an aggregate of 2,412,403 shares, (ii) 731,780 shares of Common Stock, net of exercises, for issuances to non-employee directors under the Buyer's Outside Director and Advisor Stock Option Plan (the "Outside Director Plan"), under which options are outstanding for an aggregate of 165,004 shares, (iii) 78,769 shares net of exercises for issuance to employees and consultants under the Buyer's Software Publishing Corporation 1989 Stock Plan (the "1989 Plan"), under which options are outstanding for an aggregate of 78,769 shares, (iv) 140,272 shares, net of exercises, for issuance to employees and consultants under the Buyer's Software Publishing Corporation 1991 Stock option Plan (the "1991 Plan"), under which options are outstanding for an aggregate of 135,384 shares, and (v) 3,511,891 shares for issuances of shares of Common Stock pursuant to options, warrants and other rights to purchase shares of Common Stock granted or issued other than pursuant to the Buyer Stock Option Plan, Outside Director Plan, 1989 Plan and 1991 Plan. All shares of Common Stock of Buyer subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

     3.3 Obligations With Respect to Buyer Capital Stock. Except as set forth in
Section 3.2, there are no equity securities of any class of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Buyer owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Buyer, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer or any of its subsidiaries is a party or by which it is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

     3.4 Authority.

          (a) Each of Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub, subject only to the filing and recordation of the DL Certificate of Merger pursuant to Delaware Law and the filing of the NY Certificate of Merger pursuant to New York Law. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Seller and each of the Seller Stockholders, this Agreement constitutes the valid and binding obligations of each of Buyer and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles. The execution and delivery of this Agreement by each of Buyer and Merger Sub do not, and the performance of this Agreement by each of Buyer and Merger Sub will not,
(i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Buyer's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries (including Merger Sub) is a party or by which Buyer or any of its subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected.
Schedule 3.4 lists all material consents, waivers and approvals under any of Buyer's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the DL Certificate of Merger pursuant to Delaware Law and the filing of the NY Certificate of Merger pursuant to New York Law,
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Seller or Buyer or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5 Compliance; Permits; Restrictions.

          (a) Neither Buyer nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Buyer. No investigation or review by any governmental or regulatory body or authority is pending or, to the best knowledge of Buyer, threatened against Buyer or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Buyer.

          (b) Buyer and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Buyer and its subsidiaries taken as a whole (collectively, the "Buyer Permits"). Buyer and its subsidiaries are in compliance with the terms of Buyer Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Buyer.

     3.6 Litigation. Except as set forth in Schedule 3.6, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Buyer or any of its subsidiaries has received any notice of assertion nor, to Buyer's best knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against Buyer or any of its subsidiaries which could have a Material Adverse Effect on Buyer, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.7 Brokers' and Finders' Fees. Except as set forth in Schedule 3.7, Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.8 Filings with the Securities and Exchange Commission. Buyer has filed all forms, reports and documents required to be filed with the SEC and has heretofore made available to Seller, in the form filed with the SEC, (i) its Annual Report on its Form 10-KSB for the fiscal year ended December 31, 1998,
(ii) its Quarterly Reports on Form 10-QSB for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively and (iii) all Current Reports on Form 8-K filed since January 1, 1999 (the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.9  Buyer Financial Statements.

          Each of the consolidated financial statements of Buyer for the fiscal year ended December 31, 1998 (the "1998 Financials"), audited by Richard A. Eisner & Company, LLP, and unaudited financial statements for the nine month period ended September 30, 1999, including, in each case, any related notes thereto, delivered by Buyer to Seller (the "Buyer Financials"), including any financial statements of Buyer prepared after the date hereof and prior to the Closing, was and shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements as included in the Buyer Financials do not contain all the footnotes that would be required for the 1998 Financials and were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount. The unaudited balance sheet of Buyer as of September 30, 1999 is hereinafter referred to as the "Buyer Balance Sheet." Except as disclosed in the Buyer Financials, Buyer does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Buyer, except liabilities (a) provided for in the Buyer Balance Sheet, (b) incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practices and consistent with its growth, or (c) disclosed in the SEC Reports.

     3.10 Disclosure. No representation or warranty by Buyer or Merger Sub contained in this Agreement (including, without limitation, in Schedules 3.1 through 3.9, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Buyer or Merger Sub to Seller or the Seller Stockholders pursuant hereto or in connection with the transactions contemplated by this Agreement,
(a) contains or will contain any untrue statement of a material fact or (b) omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading, except as otherwise disclosed in the SEC Reports.

                                   ARTICLE IV
                 CONDUCT OF PARTIES PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Seller

     4.1.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Seller and the Seller Stockholders agree to cause Seller, except (i) in the case of Seller as provided in Schedule 4.1, or (ii) to the extent that the Buyer shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Seller agrees to confer with Buyer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, as provided in Schedule 4.1, without the prior written consent of Buyer not to be unreasonably withheld, Seller shall not do any of the following and neither of the Seller Stockholders shall cause or permit Seller to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Buyer, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Seller IP Rights or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Except as provided in Section 4.2, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of shares of Seller Capital Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement;

          (h) Cause, permit or propose any amendments to any certificate of incorporation document or Bylaw;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Seller or enter into any joint venture, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Seller except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Seller or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

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

          (n) Subject to Section 4.1.2 below, make any distribution or any other payments to its stockholders, officers, directors or its or their affiliates, other than salary and bonus paid in the ordinary course of business consistent with past practice.

          (o) Make any grant of exclusive rights to any third party;

          (p) Make any expenditure equal to or exceeding $15,000 other than in the ordinary course of business; or

          (q) Agree in writing or otherwise to take any of the actions described in Section 4 (a) through (o) above.

     4.1.2     Distribution of Accumulated Retained Earnings.

          (a) Immediately prior to the Closing (i) Seller shall deliver an estimated balance sheet (the "Preliminary Closing Date Balance Sheet") for Seller as of the Closing Date prepared by Deloitte & Touche, LLP. and (ii) Seller will deliver a promissory note ("RE Note") in the form attached hereto as Exhibit C-1, payable pro rata to the Seller Stockholders in accordance with their respective equity interests in Seller, in the aggregate principal amount of the accumulated retained earnings of Seller as of the Closing Date as set forth on the Preliminary Closing Date Balance Sheet. The RE Note will bear interest at a rate equal to the IRS imputed rate in effect on the Closing Date. The RE Note shall be payable in four equal quarterly payments over a one calendar year period from the Closing Date, provided the then outstanding principal balance of the RE Note together with any accrued interest thereon, if any, will be paid in full sooner upon Buyer receiving from and after November 12, 1999, aggregate gross proceeds which equal or exceed $15,000,000 from all public offerings and private sales of its securities. In addition, payment of the RE Note will be guaranteed by Buyer ("RE Guaranty") in the form of RE Guaranty attached hereto as Exhibit C-2.

          (b) Within thirty (30) days following the Closing Date, an unaudited balance sheet (the "Final Closing Date Balance Sheet") for Seller as of the Closing Date shall be prepared by Deloitte & Touche, LLP and delivered to Buyer. If Buyer fails to deliver a written objection ("Objection Notice") to the Final Closing Date Balance Sheet to the Seller Stockholders within thirty (30) days after receipt thereof, the Final Closing Date Balance Sheet shall be deemed accepted by the parties.

          (c) In the event Buyer delivers an Objection Notice within the 30 day period referred to above to the Seller Stockholders and Buyer and the Seller Stockholders cannot mutually agree on the Final Closing Date Balance Sheet (as delivered or as amended) within thirty (30) days after delivery of the Objection Notice, the dispute shall be referred to a nationally recognized firm of independent certified accountants to be designated by the Buyer (which shall not be Buyer's regular certified public accountants), subject to being reasonably acceptable to the Seller Stockholders (the "4.1.2(c) Independent Accountants"), for resolution within thirty (30) days after the referral of such dispute to the 4.1.2(c) Independent Accountants. Each of Buyer and the Seller Stockholders shall bear their own expenses with respect to any such dispute, and each of Buyer and the Seller Stockholders shall bear one-half of the expenses of the 4.1.2(c) Independent Accountants in connection therewith.

          (d) If the accumulated retained earnings of the Seller set forth on the Final Closing Balance Sheet varies from the accumulated retained earnings of the Seller set forth on Preliminary Closing Date Balance Sheet, then no later than thirty-five (35) days after receipt by Buyer of the Final Closing Date Balance Sheet, if no Objection Notice has been delivered by Buyer to the Seller Stockholders, or five days after resolution of the dispute by the 4.1.2(c) Independent Accountants referred to in paragraph (c) above, as the case may be, Surviving Corporation, will, at its election, amend the RE Note, or require the Seller Stockholders to surrender the RE Note and concurrently with such surrender the Surviving Corporation shall issue a replacement RE Note dated as of the Closing Date and on the same terms and conditions as the original RE Note, provided the principal amount (and the interest accrued to the date of such amendment or reissuance) shall be adjusted (increased or lowered as the case may be) to reflect the accumulated retained earnings of the Seller as of the Closing Date set forth on the Final Closing Date Balance Sheet.

          (e) The provisions of this Section 4.1.2 shall survive the Closing.

     4.2 Conduct of Buyer. From the date hereof until the Closing Date, each of Buyer and Merger Sub shall use its diligent, good faith efforts to cause Buyer and Merger Sub to carry on and preserve its respective businesses and goodwill, to the extent commercially reasonable. In addition, from the date hereof until the Closing Date, Buyer and Merger Sub shall each use its diligent, good faith efforts to carry on and preserve the respective businesses, goodwill and the relationships of Buyer and Merger Sub, to the extent commercially reasonable, with suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1  Agreements of the Seller Stockholders.

          For purposes of this Article V, each of the Seller Stockholders agrees to cause Seller to engage in any action or refrain from engaging in any action, as the case may be, that Seller is obligated to engage in or refrain from engaging in hereunder.

     5.2  Access to Information; Confidentiality.

          (a) Each of Buyer and Seller will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

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

          (b) Subject to Section 5.4, the parties acknowledge that Buyer and Seller have previously executed a Letter Agreement, dated October 14, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.3  No Solicitation by Seller.

          (a) From and after the date of this Agreement until the earlier of March 15, 2000 or termination of this Agreement pursuant to its terms, Seller will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Buyer and its affiliates, agents and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Seller to, or afford any access to the properties, books or records of Seller to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Buyer and its affiliates, agents and representatives), in connection with any potential or actual Acquisition Proposal (as hereinafter defined) with respect to Seller. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act) and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto) or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Seller will (i) notify Buyer as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Buyer of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this
Section 5.3, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Seller will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Buyer).

          (b) Notwithstanding anything to the contrary in Section 5.3(a), Seller will not provide any non-public information to a third party other than Chase, Finova, or MCCI or pursuant to a lawful request by a governmental entity unless
(i) Seller provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement hereof and (ii) such non-public information is the same information previously delivered to Buyer.

     5.4 Public Disclosure. Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     5.5 Legal Requirements. Each of Buyer, Merger Sub and Seller will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Buyer will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Buyer Common Stock pursuant hereto. Seller and the Seller Stockholders will use its commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

     5.6 Third Party Consents. As soon as practicable following the date hereof, Buyer and Seller will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.7 FIRPTA. At or prior to the Closing, Seller, if requested by Buyer, shall deliver to the IRS a notice that the Seller Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.8 Notification of Certain Matters. Buyer and Merger Sub will give prompt notice to Seller, and Seller will give prompt notice to Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (b) any material failure of Buyer and Merger Sub or Seller, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.9 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Buyer and Seller under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.10 Stock Options. On the Closing Date, Buyer shall grant options to purchase an aggregate of 750,000 shares of Buyer Common Stock under the Buyer Stock Option Plan to such persons and in such amounts set forth in Schedule 5.10 hereto. Such options shall be exercisable at such times as are consistent with Buyer's past practice (the vesting schedule shall be as follows: 25% of such options will vest immediately upon grant and 25% of such options will vest on each of the first three anniversary dates of the date of grant) at the fair market value of Buyer Common Stock on the Closing Date.

     5.11 Indemnification and Insurance.

          From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Seller pursuant to any indemnification agreements, if any, between Seller and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation contain provisions with respect to indemnification and elimination of liability for monetary damages, which provisions will not be amended, repealed or otherwise modified in a manner adverse to officers and directors for a period of two years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Seller, unless such modification is required by law.

     5.12 Tax-Free Reorganization.

          Buyer and Seller will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Buyer and Seller will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.13 Seller Employees; Seller Employee Benefits.

          Buyer and Seller will each use their respective best efforts to retain for the benefit of the Surviving Corporation all employees of Seller determined by both Buyer and Seller to be necessary to Seller's operations. Subject to being able to do so consistently with applicable laws, after the Effective Date, Buyer will use its commercially reasonable efforts to cause the Surviving Corporation to provide to the employees of Seller employee benefits comparable to those under the existing Seller plans generally available to Seller employees.

     5.14 Working Capital.

          (a) Upon consummation of the Merger, Buyer will provide to the Surviving Corporation a minimum of $2,000,000 (the "$2ML Working Capital") for working capital purposes as an equity contribution. The Surviving Corporation may utilize the $2ML Working

Capital to repay its existing credit facilities (the "PWR Credit
Facilities"), which prior to the Merger were the credit facilities of Seller. Except for such payment(s), the $2ML Working Capital will be utilized solely as working capital of the Surviving Corporation during fiscal years ending December 31, 2000, 2001 and 2002. Buyer will use its best efforts to cause the personal guarantees (the "PWR Credit PG's") of the Seller Stockholders under the PWR Credit Facilities to be eliminated. In the event Buyer is not able to cause the PWR Credit PG's to be eliminated, Buyer and Surviving Corporation will indemnify the Seller Stockholders and hold the Seller Stockholders harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, the PWR Credit PG's.

          (b) During fiscal years ending December 31, 2000, 2001, 2002, all working capital of the Surviving Corporation in excess of the $2ML Working Capital reasonably necessary for the Operating Profit of the Base Business to increase at the rate of 50% per annum, as determined by the Board of Directors of Surviving Corporation in conjunction with the CFO of Buyer, will be retained by the Surviving Corporation. Any working capital of the Surviving Corporation in excess of the $2ML Working Capital not so determined to be necessary for such purposes may be used, distributed or otherwise utilized as the Board of Directors of the Surviving Corporation may determine, subject to any applicable contractual restrictions. In the event that in any such fiscal year a material amount of the working capital determined by the Board of Directors to be necessary to be retained by the Surviving Corporation to achieve 50% earnings growth per annum is used for other purposes, then the aggregate APEO Payment of $350,000 with respect to such fiscal year shall be payable within thirty (30) days after such use in such number of shares of Buyer Common Stock as equals $350,000 divided by the closing price (the "5.14 Closing Price") of the Buyer Common Stock on the day preceding such determination by the Board of Directors of the Surviving Corporation as reported by NASDAQ (or such other securities market which is the principal trading market for the shares of Buyer Common Stock).

          (c) Notwithstanding the foregoing, Buyer, shall only be obligated to issue shares of Buyer Common Stock pursuant to Section 5.14(b), together with any other issuances of Buyer Common Stock pursuant to this Agreement, in the aggregate up to the number of shares of Buyer Common Stock (less one share) which equals 20% of the number of shares of Buyer Common Stock issued and outstanding on the date of the initial issuance of shares of Buyer Common Stock pursuant to this Section 5.14(b). With respect to the number of shares ("5.14 Excess Shares") of Buyer Common Stock, if any, in excess of such 20% (less one share) issuable pursuant to this Section 5.14(b) , together with any other issuances of Buyer Common Stock pursuant to this Agreement, Buyer may elect to
(i) make a cash payment (the "5.14(c) Cash Payment") to the Seller Stockholders (in proportion to their holdings) within thirty (30) days after the date of issuance of shares of Buyer Common Stock pursuant to Section 5.14(b) calculated by multiplying the number of 5.14 Excess Shares times the 5.14 Closing Price or
(ii) issue the 5.14 Excess Shares within ten (10) days after obtaining stockholder approval for such issuance; provided, that in connection therewith Buyer shall file a proxy statement with the SEC under the Exchange Act, to solicit the consent of the requisite percentage of Buyer's stockholders to such issuance if then required by the rules and regulations of NASDAQ (or such other securities market which is the principal trading market for the shares of the Buyer Common Stock) or otherwise; provided, further, that if such consent is not obtained within six months after the determination of Buyer pursuant to this Section 5.14(c) to issue the 5.14
Excess Shares (the "Share Determination Date"), Buyer shall be obligated to pay cash for the 5.14 Excess Shares, with interest thereon calculated at the rate of 8% per annum commencing on the Share Determination Date within ten (10) business days after expiration of such six month-period. The provisions of this Section
5.14 shall survive the Closing Date.




     5.15 Meeting of Stockholders.

          Promptly after the date hereof, Seller will take all actions necessary in accordance with New York Law and its Certificate of Incorporation and Bylaws to convene a meeting of the Seller Stockholders to be held as promptly as practicable, and in any event within 15 days of the date hereof, for the purpose of voting upon this Agreement. Seller will take all action necessary or advisable to secure the vote or consent of the Seller Stockholders required by New York Law to obtain such approval.

     5.16 Board of Directors of Buyer.

          The Board of Directors of Buyer will take all actions necessary to cause the Board of Directors of Buyer immediately after the Effective Time to include both of the Seller Stockholders as members, one of whom (as designated by the Seller Stockholders) shall serve in Class II, and one of whom shall serve in Class III. The Buyer shall use its best efforts to maintain each of the Seller Stockholders as directors of Buyer during the term of their respective Employment Agreements.

     5.17. Arbitration.

          Except as provided in Sections 1.13(g) and 4.1.2(c), any dispute arising between the parties under this Agreement, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement, will be submitted to binding arbitration to the AAA in New York, New York, before a panel of three arbitrators, provided, Buyer shall be entitled to select one arbitrator, Selling Stockholder(s) shall be entitled to select one arbitrator, and the third arbitrator shall be selected by mutual agreement, provided, further, if the parties cannot agree on a third arbitrator, the other two arbitrators shall select the third arbitrator. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the parties.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of the Seller.

          (b) Board of Director Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the Board of Directors of Buyer and Seller;

          (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

          (d) Litigation. The absence of any pending or threatened litigation by or against Buyer or Seller or other contingent liabilities or obligations, other than disclosed, which could prevent the closing of the Merger or materially adversely affect Buyer's or Seller's business;
(e) Due Diligence. Satisfaction by each party in good faith with the results of a due diligence review of the other party;

          (f) Third Party Consents. Any necessary consents or waivers by third parties to the Merger shall have been obtained.

     6.2 Additional Conditions to Obligations of Seller and the Seller Stockholders. The obligations of Seller and Seller Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality and if so qualified in all respects) on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not, in the aggregate, have a Material Adverse Effect on Buyer and Seller and the Seller stockholders shall have received a certificate to such effect signed on behalf of Buyer and the Merger Sub by their respective President or Chief Financial Officers;

          (b) Agreements and Covenants. Buyer and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Buyer shall have occurred since the date of this Agreement;

          (d) Merger Sub. Merger Sub, except as contemplated by this Agreement, shall not have conducted any business activities and shall not have any material liabilities or obligations other than pursuant to this Agreement.

     6.3 Additional Conditions to the Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Buyer:

          (a) Representations and Warranties. The representations and warranties of Seller and the Seller Stockholders contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality and if so qualified in all respects) on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not, in the aggregate, have a Material Adverse Effect on Seller and Buyer and Merger Sub shall have received a certificate to such effect signed on behalf of Seller by the President or Chief Financial Officer of Seller;

          (b) Agreements and Covenants. Seller and the Seller Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Seller shall have occurred since the date of this Agreement;

          (d) Financing. The consummation, subsequent to the date of this Agreement of the sale of securities of Buyer pursuant to which the net proceeds to Buyer are a minimum of $5 million.

                                  ARTICLE VII
                              DELIVERIES AT CLOSING

     7.1 Deliveries to Seller and the Seller Stockholders. At the Closing Buyer and Merger Sub shall deliver to Seller and the Seller Stockholders:

          (a) Employment Agreements. An Employment Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit D, executed by Buyer;

          (b) Registration Rights Agreement. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E, executed by Buyer;

          (c) Lock-Up Agreement. Lock-Up Agreement between Buyer and the Seller Stockholders in the form set forth as Exhibit F, executed by the Buyer;

          (d) Legal Opinion. A legal opinion of Kaufman & Moomjian, LLC, counsel to Buyer and Merger Sub, reasonably satisfactory to Seller and Seller Stockholders;

          (e) Closing Note. The Closing Note in the form set forth as Exhibit A-1 executed by Buyer;

          (f) CN Guaranty. The CN Guaranty in the form set forth as Exhibit A-2 executed by Merger Sub;

          (g) The RE Note. The RE Note in the form set forth as Exhibit C-1 executed by Merger Sub;

          (h) The RE Guaranty. The RE Guaranty in the form set forth as Exhibit C-2 executed by Buyer;

          (i) Buyer Common Stock. Certificate evidencing the shares of Buyer Common Stock issuable pursuant to the Merger;

          (j) Cash Component. The Cash Component calculated in accordance
Section 1.6(a) in immediately available funds;

          (k) APEO Guaranty. The APEO Guaranty in the form attached as Exhibit B executed by Buyer;

          (l) Certificates of Good Standing. Certificates of Good Standing with respect to Buyer and Merger Sub, respectively, issued by the Secretary of State of the State of Delaware, a Certificate of Good Standing as a Foreign Corporation Authorized to do Business issued by the Secretary of State of the State of New Jersey with respect to Buyer, and a Certificate of Good Standing as a Foreign Corporation Authorized to do Business issued by the Secretary of State of the State of New York with respect to Merger Sub;

          (m) Certificates of Officer of Buyer. Certificates executed by the Chief Financial Officer of Buyer and Merger Sub with respect to the matters referred to in (i) Section 6.2(a) and (ii) Section 6.2(b), respectively;

     7.2 Deliveries to Buyer and Merger Sub. At the Closing Seller and the Seller Stockholders shall deliver to Buyer and Merger Sub:

          (a) Employment Agreements. An Employment Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit D executed by such Seller Stockholder;

          (b) Registration Rights Agreement. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E executed by such Seller Stockholder;

          (c) Lock-Up. Lock-Up Agreement between Buyer and the Seller Stockholders in the from set forth as Exhibit F executed by each Seller Stockholder;

          (d) Representation Letter. A Representation Letter addressed to Buyer from each Seller Stockholder in the form set forth as Exhibit G executed by such Seller Stockholder;

          (e) Legal Opinion. A legal opinion from Ruskin, Moscou, Evans & Faltischek, P.C., counsel to Seller and the Seller Stockholders, reasonably satisfactory to Buyer and Merger Sub;

          (f) Certificates of Good Standing. A Certificate of Good Standing issued by the Secretary of State of the State of New York and Certificates of Good Standing from every jurisdiction in which Seller is authorized to do business as a foreign corporation in each case with respect to Seller;

          (g) Certificate of an Officer of Seller. Certificates executed by the Chief Financial Officer of Seller executed by Chief Financial Officer of Seller with respect to the matters referred to in (i) Section 6.3(a) and (ii) Section 6.3(b);

          (h) Audited Financials. Seller shall deliver financial statements of Seller audited by Deloitte & Touche, LLP for the Seller's fiscal years ended December 31, 1998 and 1997.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Buyer and Seller:

          (a) by mutual written consent duly authorized by the Boards of Directors of Buyer and Seller;

          (b) by either Seller or Buyer, if the Merger shall not have been consummated by March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Seller or Buyer, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Seller or Buyer, if the required approvals of the stockholders of Seller and Buyer contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

          (e) by Buyer, if the Board of Directors of Seller shall have withheld, withdrawn or modified in a manner adverse to Buyer its recommendation in favor of approving the issuance of the shares of Buyer Common Stock by virtue of the Merger;

          (f) by Seller, if the Board of Directors of Buyer shall have withheld, withdrawn or modified in a manner adverse to Seller its recommendation in favor of the Merger;

          (g) by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in Buyer's representations and warranties or breach by Buyer is curable by Buyer through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Seller may not terminate this Agreement under this Section 8.1(h) during such fifteen-day period if Buyer continues to exercise such commercially reasonable efforts;

          (h) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in the Company's representations and warranties or breach by Seller is curable by Seller through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Buyer may not terminate this Agreement under this Section 8.1(i) during such fifteen-day period if Seller continues to exercise such commercially reasonable efforts;

          (i) by Seller, if there shall have occurred any Material Adverse Effect with respect to Buyer since the date of this Agreement;

          (j) by Buyer, if there shall have occurred any Material Adverse Effect with respect to Seller since the date of this Agreement;

     8.2 Notice of Termination; Effect of Termination.

          Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and
Article IX, each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.


                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Indemnification.

     (a) From and after the Closing, Buyer and the Surviving Corporation, jointly and severally will indemnify Seller and the Seller Stockholders, and their respective officers, directors and stockholders, against, and hold Seller and the Seller Stockholders, and their respective officers, directors and stockholders, harmless from, any and all liability, damage, claim, demand, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Section 9.2 hereof, any misrepresentation or any breach of any representation or warranty or any material breach of or default in any covenant made by Buyer herein, provided, that Buyer's and Surviving Corporation's respective obligations of indemnification shall not arise until all claims for indemnification pursuant to this paragraph 9.1(a) exceed in the aggregate $50,000, in which event such obligations of indemnification will cover all claims, including the claims which aggregate the initial $50,000. In no event shall obligations of indemnification pursuant to this paragraph 8.1(a) exceed the aggregate the aggregate Cash Component, the principal amount of the Closing Note and the value of Buyer Common Stock issued pursuant to Section 1.6(a) based on the closing price on NASDAQ (or such other securities market which is the principal trading market for the shares of Buyer Common Stock) on the Closing Date (excluding for this purpose any shares of Buyer Common Stock issued upon conversion of the Closing
Note). With respect to any claim for indemnity made pursuant to this Section 9.1(a) against Merger Sub, the Board of Directors of Surviving Corporation (excluding the Seller Stockholders) shall take or direct the taking of all actions or the making of all decisions with respect thereto.

     (b) From and after the Closing, Seller and the Seller Stockholders, jointly and severally, will indemnify Buyer, Merger Sub and their respective officers, directors and stockholders, against, and hold Buyer, its officers, directors and stockholders, harmless from, any and all liability, damage, claim, demand, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of, subject to Section 9.2 hereof, any misrepresentation or any breach of any representation or warranty or any material breach of or default in any covenant made by Seller or the Seller Stockholders herein, provided, that Seller and the Seller Stockholders' obligations of indemnification shall not arise until all claims for indemnification pursuant to this paragraph 9.1(b) exceed in the aggregate $50,000, in which event such obligations of indemnification will cover all claims, including the claims which aggregate the initial $50,000. In no event shall obligations of indemnification pursuant to this paragraph 9.1(b) exceed the aggregate the aggregate Cash Component, the principal amount of the Closing Note and the value of Buyer Common Stock issued pursuant to Section 1.6(a) based on the closing price on NASDAQ (or such other securities market which is the principal trading market for the shares of Buyer Common Stock) on the Closing Date (excluding for this purpose any shares of Buyer Common Stock issued upon conversion of the Closing Note).

     (c) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party becomes aware of any claim by a third party for which indemnification is available hereunder, the delivery of which notice shall require the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense, and provided further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such Indemnifying Party is irreparably damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Notwithstanding the foregoing, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or lawsuit relating to any claim or demand, provided, however, that if the Indemnified Party does so take over and assume control, the amount of the indemnity by the Indemnifying Party shall be limited to the amount which the Indemnifying Party has immediately prior to such time indicated it would be willing to pay to adjust and settle such claim or demand. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion, and all costs and expenses relating thereto (including without limitation legal fees and expenses) shall be borne by the Indemnifying Party. In any event, the Buyer, Seller and the Seller Stockholders shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

     9.2. Limitation, Time and Manner of Claims.

     Buyer on one hand, Seller and the Seller Stockholders, on the other hand, shall be liable for damages arising from its or his misrepresentations, breaches or defaults under Section 9.1 only to the extent that notice of a claim therefor is asserted by the other in writing and delivered prior to the second anniversary of the Closing Date. Any notice of a claim by reason of any of the representations and warranties contained in this Agreement shall state the representation or warranty with respect to which the claim is asserted. The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties, and the completion of the transactions contemplated hereby.

     9.3  Offset.

          (a) In the event that Seller or Seller Stockholders have any indemnification obligation pursuant to this Article IX of this Agreement, Buyer, before seeking payment from Seller or Seller Stockholders for such indemnification obligation, shall offset the amount of such obligation against the obligations of Buyer and Surviving Corporation to make payments to Seller or Seller Stockholders pursuant to (1) Section 1.13 of this Agreement, (2) the Closing Note, (3) the RE Note, (4) the APEO Guarantee, (5) the CN Guaranty, or
(6) the RE Guaranty.

          (b) In such event, Buyer shall exercise its right of offset in the following order of priority, to the extent a payment obligation exists thereunder:

          (1)  first, against the Closing Note;

          (2)  second, against the APEO Payments;

          (3)  third, against the RE Guaranty; and

          (4)  fourth, otherwise generally against the Seller Stockholders; and

          (c) Surviving Corporation shall exercise its right of offset in the following order of priority, to the extent a payment obligation exists thereunder:

          (1)  first, against the CN Guaranty;

          (2)  second, against the APEO Guaranty;

          (3)  third, against the RE Note; and

          (4)  fourth,  otherwise  generally  against  the Seller
Stockholder.

          (d) Such right of offset shall be exercised in the following manner:

               (i) Buyer shall send each Seller Stockholder a notice
          (the "Offset Notice") specifying the amount of the Seller Stockholders' claim under the Merger Agreement, specifying whether or the extent to which such claim is mature, non- contingent and fixed in amount (a "Matured Claim") or not yet matured, contingent or not fixed in amount (a "Contingent Claim"), identifying the provisions of the Merger Agreement asserted to give rise to the claim and briefly identifying the facts which constitute the basis of such claim.

               (ii) Buyer or Surviving Corporation (as the case may be) shall exercise its right to offset the amount of any Contingent Claim by holding such amount separate from its other assets and when a cash payment is otherwise due, such amount shall be deposited in a segregated bank or brokerage account.

               (iii) If within thirty (30) business days after giving the Offset Notice, Buyer does not receive a written notice from Seller Stockholders questioning in good faith the propriety of any Matured Claim asserted therein, the Buyer shall be entitled to offset the amount of any such Matured Claim.

               (iv) If within thirty (30) days after giving the Offset
          Notice, the Buyer receives a written notice (the "Claim Notice") from Seller Stockholders questioning the propriety of any Matured Claim or any part thereof, then (a) with respect to any portion of a Matured Claim not so questioned, the provisions of subsection (iii) above shall apply, and (b) with respect to any portion of a Matured Claim questioned, Buyer shall be entitled to offset the amount thereof by holding such amount separate from its other assets.

               (v) Any amounts held separate from its other assets by the Buyer shall be segregated from such other assets at the time such payment is otherwise payable hereunder and such amount shall be deposited in a segregated bank or brokerage account.

               (vi) After delivery of an Offset Notice or Offset
          Notices to Seller Stockholders and until resolution of the matters set forth in the Claim Notice, Buyer shall not be obligated to make any payments being offset up to the amount covered by the Offset Notice or Offset Notices, but shall continue to pay, in whole in part, as applicable, any payments which are not covered by an Offset Notice or Offset Notices.

               (vii) The exercise by Buyer of the right of offset provided in this Section 9.3 shall not, except only to the amount of such offset (or in the case of monies held separate from Buyer's other assets pursuant hereto, only to the amount determined to be retained by Buyer), constitute a waiver or release of any of either of Buyer's or Merger Sub's rights under this Agreement, or its successors and assigns.

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

                                   ARTICLE IX
                               GENERAL PROVISIONS

     10.1 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties hereto. Any of the Buyer, Merger Sub, Seller and the Seller Stockholders may, by written notice to the others, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other,
(ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     10.2. Notices. All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand with written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

     If to Buyer, to:         Vizacom Inc.
                              Glenpointe Center East
                              300 Frank W. Burr Boulevard
                              Box 18, 7th Floor
                              Teaneck, New Jersey 07666
                              Attention: President
                              Facsimile: (201) 928-1003

     with a copy to:          Kaufman & Moomjian, LLC
                              50 Charles Lindbergh Boulevard - Suite 206
                              Mitchel Field, New York 11553
                              Attention:  Neil M. Kaufman, Esq.
                              Facsimile: (516) 222-5110

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

     If to Merger Sub, to:    PWR Acquisition Corp.
                              Glenpointe Center East
                              300 Frank W. Burr Boulevard
                              Box 18, 7th Floor
                              Teaneck, New Jersey 07666
                              Attention: President
                              Facsimile: (201) 928-1003

     with a copy to:          Kaufman & Moomjian, LLC
                              50 Charles Lindbergh Boulevard - Suite 206
                              Mitchel Field, New York 11553
                              Attention:  Neil M. Kaufman, Esq.
                              Facsimile: (516) 222-5110

     If to Seller, to:        PC Workstation Rentals, Inc.
                              3512 Veterans Memorial Highway
                              Bohemia, New York 11716
                              Attention: President
                              Facsimile: (516) 580 5489

     with a copy to:          Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                              Mineola, New York 11501
                              Attention: Paul Rubell, Esq.
                              Facsmile: (516) 663-6643


or, if to the Seller Stockholders, to the respective addresses set forth on Schedule A hereto, with a copy to Ruskin, Moscou, Evans & Faltischek, P.C.;
Attention: Paul Rubell, Esq.; Facsimile: (516) 666-6641; or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 10.2. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

     10.3 Interpretation; Knowledge.

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the

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

subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement, the term "best knowledge" means, with respect to any matter in question, that the executive officers of Seller or Buyer, or the Seller Stockholders, as the case may be, have actual knowledge of such matter.

          (c) In the event any director or executive officer of Buyer, at the time of execution of this Agreement, has actual knowledge of an inaccuracy of a representation or warranty of Seller or either Seller Stockholders then such inaccuracy, to the extent of such knowledge, shall not be deemed to be a breach of such representation or warranty.

     10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the information set forth in the schedules to this Agreement,
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that the provisions of
Section 5.2(b) or 5.3 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any such breach of this Agreement and to enforce specifically the terms and provisions of either such Section in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York.

     10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     10.11 Further Assurances. Each party hereto covenants and agrees with all other parties hereto to promptly execute, deliver, file and/or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

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


     IN WITNESS WHEREOF, Buyer, Merger Sub, Seller and each Seller Stockholder have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                         VIZACOM INC.


                                         By: /s/ Mark E. Leininger
                                             Mark E. Leininger
                                             President


                                         PC WORKSTATION RENTALS, INC.
                                           D/B/A PWR SYSTEMS


                                         By: /s/ David Salav
                                             David Salav
                                             President


                                         PWR ACQUISITION CORP.


                                         By: /s/ Mark E. Leininger
                                             Mark E. Leininger
                                             President


                                         SELLER STOCKHOLDERS


                                         /s/ Vincent DiSpigno
                                         Vincent DiSpigno


                                         /s/ David N. Salav
                                         David N. Salav


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